Report of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of
The Commerce Funds:

In planning and performing our audits of the financial statements of Growth Fund,
 Value Fund, MidCap Growth Fund, Bond Fund, Short-Term Government
Fund,
National Tax-Free Intermediate Bond Fund,
Missouri Tax-Free Intermediate Bond Fund, and Kansas Tax-Free Intermediate Bond Fund, portfolios of
 The Commerce Funds,
(collectively, the Funds), as of and for the year ended
 October 31, 2015,
in accordance with the standards of the
Public Company Accounting Oversight Board (United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing
our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness
of the Funds internal control over financial reporting.
Accordingly,
 we express no such opinion.
Management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.
 In fulfilling this
 responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
  A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (GAAP).
 A companys internal control
 over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly
reflect the transactions and dispositions of the assets of the company;
(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the company are being made only
in accordance with authorizations of management and trustees of the company;
 and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the companys assets that could
 have a material effect
on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.
  Also, projections
 of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency,
or a combination of deficiencies,
in internal control over financial reporting,
 such that there is a reasonable possibility that a material misstatement of a
 Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would
not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).
However, we noted no
deficiencies in the Funds internal control over financial reporting and its operation, including controls over safeguarding securities,
 that we consider to be a material weakness as defined above as of October 31, 2015.

This report is intended solely for the
information and use of
 management and the Board of Trustees of
The Commerce Funds
and the Securities and Exchange Commission
 and is not intended
to be and should not be used by anyone other than these specified parties.


/s/ KPMG LLP


Boston, Massachusetts
December 18, 2015